Exhibit 10.6
NINTH AMENDMENT TO OFFICE LEASE
THIS NINTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of May 16, 2023 (the “Effective Date”), by and between 900 NORTH MICHIGAN, LLC, a Delaware limited liability (“Landlord”), and GROSVENOR CAPITAL MANAGEMENT, L.P., an Illinois limited partnership (“Tenant”).
RECITALS:
A.    Landlord’s predecessor in interest, LaSalle Bank National Association, as Trustee under that certain Trust Agreement dated March 1, 1984 and known as Trust No. 107701 (the “Trust”), and Tenant entered into that certain Office Lease dated as of December 17, 2004 (the “Original Lease”) pursuant to which the Trust leased to Tenant, and Tenant leased from the Trust, the “Premises” (as therein defined), in the property known as 900 North Michigan Building (“Building”) the address of which is 900 North Michigan Avenue, Chicago, Illinois 60611 and consisting of approximately 72,883 rentable square feet on the 11th, 12th and 20th floors of the Building (the “Original Premises”).
B.    On or about April 27, 2005, the Trust assigned its interest in the Lease to Landlord.
C.    On or about May 31, 2007, Tenant and Landlord entered into a First Amendment to Office Lease (the “First Amendment”) to provide for Tenant’s lease of additional space in the Building by subleasing from JMB Realty Corporation, a Delaware corporation (“JMB”), certain space located on the 13th floor of the Building, pursuant to that certain Sublease Agreement, dated as of June 1, 2007, by and between JMB and Tenant, as consented to and agreed upon by Landlord, as amended (as amended from time to time, the “Sublease”).
D.    On or about July 1, 2008, Tenant and Landlord entered into a Second Amendment to Office Lease (the “Second Amendment”) to provide for Tenant’s lease of additional space in the Building by exercising its right of first opportunity to lease certain space containing approximately 3,889 rentable square feet, and located on the 17th floor of the Building (together with the Original Premises, the “Current Premises”).
E.    On or about August 31, 2009, Tenant and Landlord entered into a Third Amendment to Office Lease (the “Third Amendment”) to subordinate Tenant’s right of first offer and right of first refusal with respect to certain space on the 18th floor of the Building to the right of the existing tenant thereunder to extend the current term of its lease.
F.    On or about September 1, 2011, Tenant and Landlord entered into a Fourth Amendment to Office Lease (the “Fourth Amendment”) to subordinate Tenant’s right of first refusal and right of first offer with respect to certain space on the 16th and 17th floors of the Building to the right of LAMB Partners, an Illinois general partnership (“Lamb”).
G.    On or about May 31, 2012, Tenant and Landlord entered into a Fifth Amendment to Office Lease (the “Fifth Amendment”) to, among other things, extend the term of the Lease and to provide for the addition of the Sublease Space (i.e., approximately 24,247 rentable square feet, and located on the 13th Floor of the Building and approximately 12,178 rentable square feet, and located on the 9th Floor of the Building, for an aggregate of approximately 36,425 rentable square feet) to the Lease from and after the Sublease Termination Date.

H.    On or about January 18, 2013, Tenant and Landlord entered into a Sixth Amendment to Office Lease (the “Sixth Amendment”) to, among other things, correct the calculation of Base Rent during the Early Extension Period.
I.    On or about November 30, 2017, Tenant and Landlord entered into a Seventh Amendment to Office Lease (the “Seventh Amendment”) to, among other things, amend the Termination Right set forth in Paragraph 7 of the Fifth Amendment.
J.    On or about December 26, 2019, Tenant and Landlord entered into an Eighth Amendment to Office Lease (the “Eighth Amendment”) to, among other things, expand the Current Premises by leasing approximately twelve thousand one hundred four (12,104) rentable square feet on Floor 17, Suite 1700 (the “17th Floor Expansion Premises”), and designated on the plan attached as Exhibit A to the Eighth Amendment. The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment, are hereinafter referred to together as the “Existing Lease,” and the Existing Lease, as amended by this Amendment, is referred to herein as the “Lease.”
K.    Tenant desires terminate the Lease with respect to the 17th Floor Expansion Premises pursuant to the terms of this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:
1.Early Termination of 17th Floor Expansion Premises. Notwithstanding anything to the contrary contained in the Lease, upon the satisfaction of the following conditions (collectively, the “Conditions Precedent”) on or prior to May 31, 2023 (the “Early Termination Date”), Landlord shall terminate the Lease solely with respect to the 17th Floor Expansion Premises, as of the Early Termination Date:
(a)Tenant shall surrender possession of the 17th Floor Expansion Premises to Landlord no later than the Early Termination Date in broom clean condition. Tenant covenants and agrees that, as of the Early Termination Date, Tenant shall have fully and faithfully complied with all terms and conditions under the Lease, including without limitation, those terms and provisions relating to the condition of the 17th Floor Expansion Premises upon termination, and; provided, however, Tenant shall leave the reception desk located in the 17th Floor Expansion Premises. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not remove the Demising Wall (as defined in the Eighth Amendment), nor dismantle or remove any of the Utility Separation Work (as defined in the Eighth Amendment). If the conditions of this Paragraph 1 are satisfied on or prior to the Early Termination Date, and the Lease is terminated solely with respect to the 17th Floor Expansion Premises in accordance with this Amendment, then as of the Early Termination Date, any continuation of possession of the 17th Floor Expansion Premises beyond the Early Termination Date shall be a tenancy at sufferance, with Tenant liable for use and occupancy charges equal to the amounts set forth in Paragraph 18 of the Lease, together with all incidental, consequential and other damages arising from or related to such continuation of possession of the 17th Floor Expansion Premises that may be available to Landlord at law or equity.
(b)Tenant shall pay a termination fee (the “Termination Fee”) to Landlord equal to $306,241.32 no later than thirty (30) days after the Effective Date.
(c)As of the Early Termination Date, Tenant shall not be in default under the Lease, after the expiration of any applicable notice and cure period.

(d)No later than June 15, 2023, Landlord shall deliver to Tenant written notification as to whether the conditions in this Paragraph 1 have been satisfied or waived by Landlord.
2.Waiver of Conditions. In the event that the Conditions Precedent are not met on or prior to the Early Termination Date, then, at Landlord’s option in Landlord’s sole and absolute discretion, (a) the Lease shall remain in full force and effect with respect to the 17th Floor Expansion Premises as of the Termination Date set forth in the Lease (i.e., September 30, 2026), or (b) Landlord may extend the actual Early Termination Date by one (1) day for each day that Tenant fails to vacate the 17th Floor Expansion Premises on May 14, 2023 until Tenant actually vacates the 17th Floor Expansion Premises in accordance with Paragraph 1(b) herein. Time is of the essence with respect to this Amendment and the Conditions Precedent.
3.Payments and Other Tenant Obligations. Provided that the Conditions Precedent are met on or prior to the Early Termination Date, then, in addition to the Termination Fee, Tenant shall (a) pay the sum of $50,535.89 on each of June 1, 2023, July 1, 2023, August 1, 2023 and September 1, 2023, and Tenant’s obligation to pay the same shall survive termination of the Lease with respect to the 17th Floor Expansion Premises, and (b) have no further obligation to pay any Rent for the 17th Floor Expansion Premises.
4.Premises and Tenant’s Prorata Share. In the event that the Conditions Precedent are met on or prior to the Early Termination Date, then (a) all references to “Premises” in the Lease shall exclude the “17th Floor Expansion Premises,” and (b) from and after September 30, 2023, all references to “Tenant’s Pro Rata Share” or “Tenant’s Prorata Share” shall mean 37.14% which is the aggregate square footage of the Premises (i.e. 113,197 rentable square feet) divided by 304,799 square feet being the rentable area of the Office Section.
5.Brokers. Neither Landlord nor Tenant has dealt with any brokers or agents in connection with the negotiation or execution of this Amendment. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.
6.Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and permitted assigns.
7.Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. A .pdf counterpart, or execution by Docusign shall be deemed to be original for all purposes hereunder.
8.Ratification. The parties hereby affirm and ratify the Existing Lease, as modified by this Amendment. This Amendment constitutes the entire agreement among the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought. No further changes to the Lease may be made except by written agreement signed by the parties. In the event of any conflict or inconsistency between the terms of the Existing Lease and this Amendment, the provisions of this Amendment shall govern and control. This Amendment shall not be binding upon Landlord and Tenant unless and until this Amendment is signed by both parties hereto and a signed copy thereof is delivered by Landlord to Tenant.

9.Whole Agreement. The mutual obligations of the parties as provided herein are the sole consideration for this Agreement, and no representations, promises or inducements have been made by the parties other than as appear in this Agreement. This Agreement may not be amended except in writing signed by both parties.
10.Capitalized Terms. All capitalized terms used but not defined herein shall have the meanings attributed to them in the Lease.
[No further text on this page. Signature page follows.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the year and date above first written.

LANDLORD:

900 NORTH MICHIGAN, LLC,
a Delaware limited liability company

By:    /s/ Patrick Meara
Name:    Patrick Meara
Title:    Vice President

TENANT:

GROSVENOR CAPITAL MANAGEMENT, L.P.,
an Illinois limited partnership

By:    /s/ Burke J. Montgomery
Name:    Burke J. Montgomery
Title:    General Counsel
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